SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                      FORM 8-K
                   CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2006


SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	   	000-6658      		04-2217279
___________	   	____________	__________________
(State or other   	(Commission    	(IRS Employer No.)
jurisdiction of    	File Number)
incorporation)

70 Orville Drive
Bohemia, New York 11716
_____________________________________________
(Address of principal executive offices)


(631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)



ITEM 8.01	 OTHER EVENTS

The Registrant has been advised by the Global Distribution Services
Group of Fisher Scientific L.L.C., its principal customer and distributor, of a change in the distributor's marketing of the Company's products. While it will continue to offer the Company's products, including the Vortex-Genie 2 Mixer, it will discontinue the current, and assign a different, catalogue number to the products and it will also exclude the product from its future printed catalogues.

As a result of the change, Fisher will no longer purchase products from the Company for inventory. All Scientific Industries' sales to Fisher customers will be filled by direct shipment. Sales to Fisher of the Company's products, predominantly the Vortex-Genie 2 Mixer, accounted for approximately 23% and 24% of the Company's revenues for the year ended June 20, 2005 and the nine months ended March 31, 2006, respectively.

The Company will continue to expand its marketing efforts, including seeking other sales channels, in an effort to mitigate the adverse effect of the proposed change.



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits

Exhibit No.        Exhibit
__________        _______
99.1              Press Release dated May 5, 2006








                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCIENTIFIC INDUSTRIES, INC.
                                          (Registrant)


                                          Date:	May 5, 2006
			                        By: /s/ Helena R. Santos
                                          ______________________
			                        Helena R. Santos,
			                 	      President and Chief Executive
 			                  	Officer